EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Novamerican Steel Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarterly period ended August 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 10, 2008	/s/ Corrado De Gasperis
Corrado De Gasperis (Principal Executive Officer)

Dated: October 10, 2008	/s/ Corrado De Gasperis
Corrado De Gasperis (Principal Financial Officer)

This certification accompanies the Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission.